UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2009

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6500 Harbour Heights Parkway, Suite 303
Mukilteo, Washington 98275

(Address of principal executive offices, including zip code)

(425) 493-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 28, 2009, CombiMatrix Corporation (the “Company”) entered into a placement agent agreement with Emerging Growth Equities, Ltd. (the “Placement Agent”) relating to the Company’s registered direct offering, issuance and sale (the “Offering”) to select investors (the “Investors”) of up to 1,100,000 units (the “Units”), with each Unit consisting of one share of the Company’s common stock (the “Common Stock”) and one warrant, each warrant to purchase one share of common stock (the “Warrants”). The above description of the placement agent agreement is qualified in its entirety by reference to the placement agent agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

In connection with the Offering, the Company entered into subscription agreements with the Investors relating to the sale of approximately 1,100,000 Units. The Investors have agreed to purchase the Units for a negotiated price of $7.50 per Unit. Each Warrant has an exercise price of $9.00 per share, has a term of five years, may not be exercised until six months after the offering, and may be called by the Company if its Common Stock trades at 250% of the Warrant exercise price for any 20 trading days during a period of 30 consecutive trading days, with a minimum daily trading volume of 50,000 shares every day during that 30 trading day period. The Company has agreed to use its reasonable best efforts to seek listing of the Warrants on the Nasdaq Stock Market after closing of the Offering. The above descriptions of the subscription agreements and the Warrants are qualified in their entirety by reference to the form of subscription agreement and form of Warrant, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

The Company has agreed to pay the Placement Agent an aggregate fee of 7.0% of the gross proceeds from the Offering. The Placement Agent has no commitment to purchase any of the Units and is acting only as an agent in obtaining indications of interest from investors who will purchase the Units directly from the Company. The placement agent agreement requires us to indemnify the Placement Agent and certain of its affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, or to contribute to payments the Placement Agent may be required to make because of any of those liabilities. The Placement Agent has retained The Benchmark Company, LLC (“Benchmark”) as a selected dealer to assist with the offering, and we have agreed that Benchmark shall be a third-party beneficiary to the representations, warranties, covenants and agreements we have given in our placement agent agreement.

The closing of the Offering is expected to take place on or about May 1, 2009, subject to the satisfaction of customary closing conditions. The net proceeds from the Offering, after deducting the fee of the Placement Agent and other offering expenses, is expected to be approximately $7.57 million. The Common Stock and Warrants are being offered and sold pursuant to a base prospectus and a prospectus supplement, both filed pursuant to the Company’s previously effective shelf registration statement on Form S-3 (File No. 333-153434).

The legal opinion and consent of Holland & Knight LLP relating to the Common Stock and Warrants is filed as Exhibit 5.1 hereto.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the transaction documents, which are filed as exhibits hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Placement Agency Agreement with Emerging Growth Equities, Ltd.
1.2	Letter Agreement by and between CombiMatrix Corporation and The Benchmark Company, LLC
5.1	Legal Opinion of Holland & Knight LLP
10.1	Form of Subscription Agreement
10.2	Form of Warrant
23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1)
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: April 29, 2009	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer